UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 25, 2006

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85248
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On September 25, 2006, Amkor Technology, Inc., a Delaware corporation (the “Company”), Unitive, Inc., a Delaware corporation and subsidiary of the Company and Unitive Electronics, Inc., a North Carolina corporation and indirect subsidiary of the Company, entered into a Limited Waiver of Loan and Security Agreement (the “Waiver”) with the lenders (the “Lenders”) party to the Loan and Security Agreement (the “Loan and Security Agreement”), dated as of November 28, 2005, and Bank of America, N.A., as Administrative Agent for the Lenders (“Agent”). The Waiver provides for the waiver of any inability of Borrowers to satisfy the conditions precedent to borrowing as a result of (i) the failure of the Company to file with the Securities and Exchange Commission (the “SEC”) prior to the applicable deadline specified in the Exchange Act of 1934, and provide copies thereof to the holders of its debt securities (or their representative trustees), any report or other information as it would be required to file with the SEC under Section 13(a) or 15(d) of the Exchange Act and any related notices or reports, on or before October 10, 2006, which date may be extended through December 31, 2006 and further extended through March 31, 2006 at the option of the Company (the “SEC Reporting Waiver”), or (ii) by reason of a restatement of any of Borrowers’ financial statements due to possible accounting errors related to Amkor’s historical stock option accounting practices. The SEC Reporting Waiver shall terminate if any default or event of default occurs under the Loan and Security Agreement (including any cross-default that may occur as a result of an event of default under the indentures governing the Company’s debt securities). Each Lender received a fee upon effectiveness of the Waiver in the amount of 10 basis points of each Lender’s revolving commitment, and shall receive an additional fee of 15 basis points and 25 basis points of each Lender’s revolving commitment if the waiver is extended to December 31, 2006 and March 31, 2006, respectively.
          A copy of the Waiver is included herewith as exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
The following exhibit is filed herewith:
10.1	Limited Waiver of Loan and Security Agreement, dated as of September 25, 2006, among Amkor Technology, Inc. and its Subsidiaries party thereto, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2006	Amkor Technology, Inc.
/s/ Kenneth T. Joyce
Kenneth T. Joyce
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS
10.1	Limited Waiver of Loan and Security Agreement, dated as of September 25, 2006, among Amkor Technology, Inc. and its Subsidiaries party thereto, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent